Exhibit 21

SUBSIDIARIES:

  American Pharmaceutical Agents, Inc. (Virginia)
  Buzzeo PDMA, Inc. (Virginia)
  Dendrite Acquisition LLC (Delaware)
  Dendrite Andes (Ecuador)
  Dendrite Austria GmbH (Austria)
  Dendrite Belgium S.A. (Belgium)
  Dendrite Canada Ltd. (Canada)
  Dendrite Colombia LTDA (Colombia)
  Dendrite Deutschland GmbH (Germany)
  Dendrite Europe Limited (United Kingdom)
  Dendrite France S.A. (France)
  Dendrite Hellas S.A. (Greece)
  Dendrite Hungary Software Services, Inc. (Hungary)
  Dendrite Interactive Marketing, LLC (New Jersey)
  Dendrite International Services Company (Delaware)
  Dendrite Italia Holding Company Limited (Italy)
  Dendrite Japan Corporation (Japan)
  Dendrite Korea Inc. (Delaware)
  Dendrite Mexico (Mexico)
  Dendrite Netherlands, B.V. (Netherlands)
  Dendrite New Zealand Ltd. (New Zealand)
  Dendrite Portugal (Portugal)
  Dendrite Pty. Ltd. (Australia)
  Dendrite Software India Private Limited (India)
  Dendrite U.K. Ltd. (United Kingdom)
  E-Zdrowie.com S.A. (Poland)
  Imperia Investments Sp.z.o.o.
  MDM Acquisition LLC (Delaware)
  Medical Data Management Corp. (New York)
  Medical Data Management Sp.z.o.o. (Poland)
  Medical Data Management Kontakt Sp.z.o.o. (Poland)
  Medical Data Management Hungaria Kft. (Hungary)
  Medical Data Management Kontakt Kft. (Hungary)
  Medical Data Management o.o.o. (Russia)
  Medical Data Management p.p. (Ukraine)
  New ST, Inc. (Delaware)
  PDMA Field Inventory Services, Inc. (Virginia)
  PDMA Inc. (Virginia)
  Permail Pty. Ltd. (Australia)
  PMS Pty. Ltd (Australia)
  Schwarzeck Verlag GmbH (Germany)
  Synavant Australia Pty. Ltd. (Australia)
  Synavant Belgium SA/NV (Belgium)
  Synavant de Mexico S.A. (Mexico)
  Synavant Latin America Inc. (Delaware)
  Synavant LLC (Delaware)
  Synavant Nederland B.V. (Netherlands)
  Synavant Philippines Inc. (Delaware)
  Synavant Singapore (Pte.) Ltd. (Singapore)
  Synavant Taiwan Inc. (Delaware)
  Synavant Turkey Inc. (Delaware)
  Synavant UK Holding Ltd. (United Kingdom)
  Synavant UK, Ltd. (United Kingdom)
  Uto Brain Co., Ltd. (Japan)
  UIM Co., Ltd. (Japan)